EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-131343),

(2)	Registration Statement (Form S-3 No. 333-127460),

(3)	Registration Statement (Form S-3 No. 333-126578),

(4)	Registration Statement (Form S-3 No. 333-114239),

(5)	Registration Statement (Form S-3 No. 333-114168),

(6)	Registration Statement (Form S-3 No. 333-112080),

(7)	Registration Statement (Form S-3 No. 333-109589),

(8)	Registration Statement (Form S-3 No. 333-109408),

(9)	Registration Statement (Form S-3 No. 333-87394),

(10)	Registration Statement (Form S-3 No. 333-62890),

(11)	Registration Statement (Form S-3 No. 333-39171),

(12)	Registration Statement (Form S-4 No. 333-120101),

(13)	Registration Statement (Form S-8 No. 333-127458),

(14)	Registration Statement (Form S-8 No. 333-126579),

(15)	Registration Statement (Form S-8 No. 333-106196),

(16)	Registration Statement (Form S-8 No. 333-100793),

(17)	Registration Statement (Form S-8 No. 333-63804),

(18)	Registration Statement (Form S-8 No. 333-59157),

(19)	Registration Statement (Form S-8 No. 333-39480),

(20)	Registration Statement (Form S-8 No. 333-21997),

(21)	Registration Statement (Form S-8 No. 33-86634),

(22)	Registration Statement (Form S-8 No. 33-94872) and

(23)	Registration Statement (Form S-8 No. 333-59163)
of our report dated May 13, 2005 with respect to the consolidated financial statements of Solexa, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Cambridge, England
March 28, 2006